EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to the incorporation by reference in the registration statement of Lightwave Logic, Inc. on Form S-3 (No. 333-224614) of our audit report dated March 18, 2019 relating to the financial statements of Lightwave Logic, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018, which report is included in the Annual Report on Form 10-K of the Company filed on March 18, 2019.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

Date: March 20, 2019